Exhibit 5.1

[FBD Letterhead]

Haleon plc

1st Floor, Building 5

The Heights

Weybridge

Surrey

KT13 0NY

United Kingdom

3 July 2023

Dear Sir/Madam

Re: Haleon plc – Registration Statement on Form F-3 Exhibit 5.1

Introduction

1.	We are acting as English legal advisers to Haleon plc, a public limited liability company incorporated under the laws of England and Wales, Haleon US Capital LLC (the US Issuer), a Delaware limited liability company, and Haleon UK Capital plc (the UK Issuer), a public limited liability company incorporated under the laws of England and Wales, in each case in connection with the registration statement on Form F-3 to which this opinion letter is attached as an exhibit (the Registration Statement), filed by Haleon plc with the United States Securities and Exchange Commission (the SEC), pursuant to the United States Securities Act of 1933, as amended (the Securities Act).

2.	We note that following the demerger of GSK plc’s consumer healthcare business pursuant to the terms of the Demerger Agreement and the implementation of the Exchange Agreements (as defined in Schedule 3) (the Separation), the ordinary shares of Haleon plc were admitted to the premium listing segment of the UK Financial Conduct Authority’s Official List and to trading on the Main Market of the London Stock Exchange on 18 July 2022.

3.	The Registration Statement is being filed in connection with the registration of the offer and resale by the selling securityholders (as defined in the Registration Statement) of up to (i) 3,319,371,012 ordinary shares of Haleon plc with a nominal value of 1 pence per share (Ordinary Shares) and (ii) 295,506,362 American Depositary Shares, representing 591,012,724 Ordinary Shares (such Ordinary Shares in (i) and (ii) in aggregate being the Selling Securityholder Shares), which were issued in connection with the Separation.

4.	The Registration Statement also relates to the establishment of a shelf for the registration under the Securities Act of (i) debt securities that may be issued by the US Issuer or the UK Issuer from time to time, in each case consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency (collectively, the Debt Securities) and Haleon plc’s unconditional and irrevocable guarantee of any such Debt Securities (the Guarantee) and (ii) Ordinary Shares that Haleon plc may offer under the Registration Statement from time to time (the Offer Shares), directly or in the form of American Depositary Shares.

5.	Capitalised terms used without definition in this opinion or the schedules hereto shall have the meanings assigned to them in the Registration Statement unless indicated otherwise.

Documents Reviewed

6.	For the purposes of issuing this opinion, we have examined the documents listed in Schedule 3 to this opinion (the Documents). Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting Haleon plc, the US Issuer and/or the UK Issuer or any other corporate records of Haleon plc, the US Issuer and/or the UK Issuer and have not made any other inquiry concerning it. Terms defined in the Schedules have the same meaning where used in this opinion (including, for the avoidance of doubt, the Schedules).

Nature of Opinion and Observations

(a)	This opinion is confined to matters of English law (including case law) as at the date of this opinion and is governed by and should be construed in accordance with English law. By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion or otherwise to update this opinion in any respect. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. We express no opinion as to whether or not a foreign court (applying its own conflict rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law or uphold the terms of the Debt Security Documents, the Debt Securities, the Selling Securityholder Shares or the Offer Shares. A reference in this opinion to a statutory provision (including for the avoidance of doubt any onshored EU legislation) is to it as amended.

(b)	We express no opinion herein in respect of the tax treatment of the Registration Statement or the Debt Security Documents or the transactions contemplated by the Registration Statement or the Debt Security Documents, and you have not relied on any advice from us herein in relation to the tax implications of such matters, for you or any other person, whether in the United Kingdom or in any other jurisdiction, or the suitability of any tax provisions in the Registration Statement or the Debt Security Documents.

(c)	To the extent that the laws of the United States, the laws of the State of New York or the Delaware Limited Liability Company Act may be relevant, our opinion is subject to the effect of such laws including the matters contained in the opinion of Sullivan and Cromwell LLP. We express no views on the validity of the matters set out in such opinion.

(d)	We should also like to make the following observations:

(i)	Factual Statements: we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted from such document. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion;

(ii)	Engagement Letter: we have carried out our legal work (including the provision of this opinion) on the basis of our engagement letter entered into with you;

(iii)	Tax: we express no opinion in respect of the tax treatment of the Separation;

(iv)	Enforceability: we express no opinion on whether the obligations of the Company under the Documents are enforceable against it in the English courts;

(v)	FSMA: we express no opinion on whether an offer of Offer Shares under the Registration Statement will constitute an “offer to the public” within the meaning of Part VI of the Financial Services and Markets Act 2000 (the FSMA) and whether the publication of a prospectus will be required by Haleon plc pursuant to Onshored Regulation (EU) 2017/1129, as it forms part of the laws of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018;

(vi)	Nature of Role: we have not advised on the structure of the Separation as set out in the Demerger Agreement and the Exchange Agreements. Accordingly, we express no view as to the suitability of the structuring steps implemented to effect the Separation (as described in the Demerger Agreement and the Exchange Agreements);

(vii)	Pensions: in giving this opinion, we have not considered whether the transactions contemplated by the Debt Security Documents (including the issuance of Debt Securities) might constitute a criminal offence or otherwise attract criminal liability under the amendments made by the UK Pension Schemes Act 2021 to the UK Pensions Act 2004; and

(viii)	National Security & Investment Act 2021: we have not considered whether the transactions contemplated by the Debt Security Documents (including the issuance of the Debt Securities) comply with the National Security & Investment Act 2021, nor whether any filings, clearances, notifications or disclosures are required or advisable under such law.

Opinion

7.	On the basis stated in paragraph 6, and subject to the assumptions in Schedule 1, the qualifications in Schedule 2 and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that:

(a)	Selling Securityholder Shares: the issue of the Selling Securityholder Shares by Haleon plc was duly and validly authorised and the Selling Securityholder Shares were duly and validly issued and fully paid and no further amounts will be payable to Haleon plc in respect thereof;

(b)	Offer Shares: if and when Offer Shares are issued and delivered against full payment therefor as contemplated in the Registration Statement and any prospectus supplement thereto and in conformity with Haleon plc’s Articles of Association and so as not to violate any applicable law or regulation and upon the entry of the names of the appropriate persons in Haleon plc’s register of members, any such Offer Shares will have been validly issued and fully paid up and no further contributions in respect of any such Offer Shares will be required to be made to Haleon plc by the holders thereof, by reason solely of their being such holders;

(c)	Corporate Existence: each of Haleon plc and the UK Issuer has been duly incorporated in the United Kingdom and registered in England and Wales as a public limited company;

(d)	Corporate Authorisation: the Company Search and Winding-up Enquiry revealed no application, petition, order or resolution for the administration or winding-up of Haleon plc and the UK Issuer and revealed no notice of, or intention to appoint, a receiver or administrator;

(e)	Corporate Power: Haleon plc has the requisite corporate power and capacity to issue, deliver and perform its obligations under the Debt Security Documents and, when issued, the Guarantee, and the UK Issuer has the requisite corporate power and capacity to issue, deliver and perform its obligations under the Debt Security Documents and, when issued by it, the Debt Securities; and

(f)	No Violation: the execution and delivery of the Debt Securities and the Debt Security Documents and the performance of Haleon plc’s and the UK Issuer’s obligations thereunder (in accordance with the terms of the relevant Debt Security Documents) have been respectively duly authorised by all necessary corporate action on the part of Haleon plc and the UK Issuer, as appropriate, and do not and will not of themselves result in any violation by Haleon plc or the UK Issuer of any term of their respective Articles of Association or of any law or regulation having the force of law in England and applicable to Haleon plc and the UK Issuer, as appropriate, as to performance.

Benefit of Opinion

8.	This opinion is addressed to you solely for your own benefit for the purposes of the Registration Statement to be filed under the Securities Act and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose. Your reliance on the matters addressed in this opinion letter is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law). Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

Consent

9.	We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Freshfields Bruckhaus Deringer LLP under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Governing Law

10.	This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

Freshfields Bruckhaus Deringer LLP

Schedule 1
Assumptions

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)	Authenticity: (A) the genuineness of all signatures, (B) that a signatory has personally signed each Document either (i) by hand (a wet ink signatory); or (ii) by adding an image or their signature to an electronic version of the Document; or (iii) by adding their signature to an electronic version of the Document on a web-based electronic signing platform (e-platform) contemplated by the parties and their legal advisors; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Document on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and (C) the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)	Copies: the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)	Witnessing: that where a document has been witnessed, each witness has personally witnessed the signature of that document by the person whose signature they are witnessing and has applied its own witness signature or authorised its witness signature to be appended to the final text or any electronic version of the final text of the document only after doing so;

(d)	Virtual signings: that the parties to the Documents complied with the procedures for counterpart signature and delivery of the Documents and that such parties validly authorised the attachment of their respective signature pages to the final text of the Documents;

(d)	Confirmation by legal adviser: in any case where the legal adviser of a party to the Documents attached and released the signature page of such party’s counterpart of a Document, that such legal adviser had all necessary authority from such party to do so;

(e)	Drafts: that, where a document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form;

(f)	Secretaries’ Certificates: that each of the statements contained in the Secretaries’ Certificates is true and correct as at the date hereof;

(g)	Corporate authority: in relation to Haleon plc:

(i)	that the Articles of Association adopted on 31 May 2022, the Certificate of Incorporation dated 20 October 2021, the Certificate of re-registration dated 23 February 2022 and the Certificate of Incorporation on Change of Name dated 28 February 2022 of Haleon plc in the form referred to in Schedule 3 are in force at the date hereof and were in force in such form at the time of the issuance and the Separation;

(ii)	that the general meeting of Haleon plc on 23 May 2022 under which authority the Selling Securityholder Shares were issued was duly convened, a quorum of shareholders was present and the resolution in the form referred to in Schedule 3 authorising the directors of Haleon plc, in accordance with section 551 of the Companies Act 2006, to exercise all powers of Haleon plc to allot ordinary shares up to an aggregate nominal value of £100,000,000,000, was duly passed at the meeting and has not and at the time of the issuance and Separation had not been amended, revoked or rescinded and will be in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection with such meeting were filed with the Registrar of Companies within the relevant statutory time limits;

(iii)	that the meeting of the board of directors of Haleon plc held, inter alia, to resolve to allot and issue the Selling Securityholder Shares was properly constituted and convened, that all relevant policies and procedures of Haleon plc in connection therewith were complied with, that a quorum of properly appointed directors of Haleon plc (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) were present throughout and that the resolutions in which the directors resolved to issue and allot the Selling Securityholder Shares were properly passed at such meeting, that all provisions contained in the Companies Act 2006 and the Articles of Association of Haleon plc relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that at the time of the Separation such resolutions had not been amended, revoked or rescinded and were in full force and effect;

(h)	Corporate authority: in relation to the UK Issuer, that the written resolutions approved by the UK Issuer on 12 June 2023 were properly passed, that all provisions contained in the Companies Act 2006 and the Articles of Association of the UK Issuer relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that such resolutions have not been amended, modified or revoked and are in full force and effect; the directors of the UK Issuer having any interest in any of the matters duly disclosed their interest therein and were entitled to approve the written resolutions; and such resolutions remain in full force and effect without modification;

(i)	Haleon plc Directors’ Duties: that the directors of Haleon plc, in authorising the filing of the Registration Statement and execution of the Documents (including the Guarantee), the allotment and issue of the Selling Securityholder Shares and any issue and offer of Offer Shares from time to time as contemplated by the Registration Statement, exercised or will exercise (as applicable) their powers in accordance with their duties under all applicable laws and the Articles of Association of Haleon plc;

(j)	UK Issuer Directors’ Duties: the directors of the UK Issuer in authorising the execution and delivery of and performance of obligations under the Debt Security Documents and, when issued, the Debt Securities, have exercised and will exercise (as applicable) their powers in accordance with their duties under all applicable laws and the Articles of Association, as applicable, in force at the applicable time;

(k)	Validity of any issue and/or offer of Offer Shares under the Registration Statement: that, in respect of any offer of Offer Shares from time to time as contemplated by the Registration Statement, (i) such Offer Shares will have been duly created and the directors of Haleon plc will have been granted the necessary authority to issue the relevant Offer Shares and that the issue and/or offer of any such Offer Shares is in the best interests and to the advantage of Haleon plc and is likely to promote the success of Haleon plc; (ii) any such issue and/or offer will not be subject to any pre-emptive or other rights of the holders of issued shares of Haleon plc except where such rights have been validly disapplied; and (iii) such issue and/or offer of Offer Shares will comply with Haleon plc’s Articles of Association and will not violate any applicable law or regulation;

(l)	Other Parties - Corporate Capacity/Approval: that each of the parties to the Documents (other than Haleon plc and the UK Issuer) has the necessary capacity and corporate power to execute, deliver and perform its obligations under the Documents, and that the Documents have been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of Haleon plc and the UK Issuer, the laws of England);

(m)	Corporate Authorisation: that the Debt Securities of a particular issuance will, upon issue, be duly authorised, executed, issued, authenticated and delivered by the US Issuer or the UK Issuer and will be offered and sold in accordance with the provisions of the relevant Debt Security Documents and as described in the Registration Statement and there will be no provision in any supplement relating to the Debt Securities or any other document which would affect the content of this opinion;

(n)	Validity under Laws: that the Documents and, when issued, the Debt Securities and the Guarantee, constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws including the laws of the United States and the laws of the State of New York by which they are expressed to be governed, that satisfactory evidence of the laws of the United States and the State of New York, which is required to be pleaded and proved as a fact in any proceedings before the English Courts, could be so pleaded and proved; and that insofar as the laws or regulations of any other jurisdiction may be relevant to: (i) the obligations or rights of any of the parties under the Documents; or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions;

(o)	Filings under other laws: that all consents, licences, approvals, notices, filings, recordations, publications and registrations which are necessary under any applicable laws (other than, in the case of Haleon plc and the UK Issuer, the laws of England) in order to permit the execution, delivery or performance of the Documents or to perfect, protect or preserve any of the interests created by the Documents, have been made or obtained, or will be made or obtained within the period permitted or required by such laws or regulations;

(p)	No Escrow: that the Documents were delivered by the parties and are not subject to any escrow or other similar arrangement;

(q)	No Amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

(r)	Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(s)	Arm’s Length Terms: that the Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(t)	FSMA: that the sale of the Debt Securities or the consummation by Haleon plc and the UK Issuer of the transactions contemplated by the Debt Security Documents (as relevant) will not constitute an “offer to the public” within the meaning of Part VI of the FSMA and does not require the publication by Haleon plc or the UK Issuer of a prospectus pursuant to Onshored Regulation (EU) 2017/1129, as it forms part of the laws of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018;

(u)	Authorisation under FSMA: that each person dealing with Haleon plc or the UK Issuer in connection with the Debt Securities which is carrying on, or purporting to carry on, a regulated activity (within the meaning of section 19 of the Financial Services and Markets Act 2000) is an authorised person or an exempt person for the purposes of the FSMA;

(v)	FSMA (Financial promotion): that the Registration Statement (including such document in draft and preliminary form) and any other invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Debt Securities has only been and will only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to Haleon plc or the UK Issuer;

(w)	Company Search: that the Company Searches (i) were accurate in all respects and has not since the time of such searches been altered; and (ii) were complete and included all relevant information which had been properly submitted to the Registrar of Companies;

(x)	Winding-up Enquiry: that the Winding-up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(y)	Bad Faith, Fraud, Duress: the absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves);

(z)	Filings: that all statutory notifications under the Companies Act 2006 in relation to the Selling Securityholder Shares have been duly made (and in relation to the Offer Shares will be duly made at the relevant time) and valid entries were made (and in relation to the Offer Shares will be made) in the books and registers of Haleon plc reflecting the issuance;

(aa)	Warranties: that the warranties given by the respective parties in the Documents in each case were true, correct, accurate and complete in all respects on the date such warranties were expressed to be made and that the terms of the Documents have been observed and performed by the parties thereto; and

(bb)	Financial crime, national security and investment, antitrust and criminal cartel, sanctions, pensions and human rights etc.: that the parties to the Documents and all persons representing them have complied (and will continue to comply) with all applicable anti-terrorism, national security and investment laws, anti-corruption, anti-money laundering, anti-tax evasion, other financial crime, civil or criminal antitrust, cartel, competition, public procurement, state aid, subsidy control, sanctions, pensions and human rights laws and regulations which may affect the transactions contemplated by the Documents, and that performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations.

Schedule 2
Qualifications

Our opinion is subject to the following qualifications:

(a)	Company Searches: the Company Searches are not capable of revealing conclusively whether or not:

(i)	a winding-up order has been made or a resolution passed for the winding-up of a company;

(ii)	an administration order has been made;

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public records of the relevant company immediately.

In addition, the Company Searches are not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)	Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and (iv) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(i)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)	in the case of (A) an application for the making of an administration order; (B) the filing of a notice of intention to appoint an administrator; (C) the filing of a notice of appointment of an administrator; or (D) the filing of a notice of a moratorium, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)	a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry, and the making of such order may not have been entered on the records immediately;

(iv)	details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994;

(c)	Foreign Courts: no opinion is given as to whether or not the chosen court will take jurisdiction (applying its own conflict rules), or act in accordance with the parties’ agreement as to choice of law or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any ancillary relief in relation to proceedings commenced in a foreign court;

(d)	Financial Limitations: no opinion is given as to the compliance or otherwise with: (i) the financial limitations on borrowings or covenants by each of Haleon plc or the UK Issuer contained in the relevant Articles of Association; or (ii) the limitations on the maximum aggregate principal amount of the Debt Securities which may be issued by the UK Issuer and irrevocably guaranteed by Haleon plc; and

(e)	Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time.

Schedule 3

Documents Reviewed

(a)	a copy the Registration Statement filed under the Securities Act on 3 July 2023;

(b)	a copy of the form of indenture to be entered into between the US Issuer, the UK Issuer, Haleon plc and Deutsche Bank Trust Company Americas as trustee, under which Debt Securities of the US Issuer or the UK Issuer are to be issued (the Indenture);

(c)	a copy of the form of guarantee of Haleon plc under which the Debt Securities will be guaranteed by Haleon plc (the Guarantee and, together with the Indenture, the Debt Security Documents);

(d)	copies of Haleon plc’s Certificate of Incorporation dated 20 October 2021, Haleon plc’s Certificate of re-registration dated 23 February 2022 and Haleon plc’s Certificate of Incorporation on Change of Name dated 28 February 2022;

(e)	a copy of the Articles of Association of Haleon plc in force as at 3 July 2023;

(f)	copies of the resolutions passed by general meeting of Haleon plc on 23 May 2022 granting authority for the issuance of the Selling Securityholder Shares;

(g)	copies of the resolutions of the board of directors of Haleon plc dated 23 May 2022 approving the issuance of the Selling Securityholder Shares;

(h)	an extract of the resolutions of the board of directors of Haleon plc authorising the execution and delivery of and performance of obligations under the Debt Security Documents, the filing of the Registration Statement and the execution and delivery of and performance of obligations under, when issued, the Guarantees, dated 25 April 2023;

(i)	a copy of the court order sanctioning Haleon plc’s capital reduction whereby the nominal value of its ordinary shares was reduced from £1.25 to 1 pence and a statement of capital filed at Companies House on 2 August 2022;

(j)	the demerger agreement between GSK plc and Haleon plc dated 1 June 2022 (the Demerger Agreement);

(k)	the exchange agreements between, respectively (i) Pfizer Inc., Anacor Pharmaceuticals, Inc. and Haleon plc; (ii) GSK plc and Haleon plc; and (iii) GSK (No.1) Scottish Limited Partnership, GSK (No.2) Scottish Limited Partnership, GSK (No.3) Scottish Limited Partnership and Haleon plc, each dated 1 June 2022 (the Exchange Agreements);

(l)	copies of the UK Issuer’s Certificate of Incorporation dated 28 June 2021 and the UK Issuer’s Certificate of Incorporation on Change of Name dated 17 March 2023;

(m)	a copy of the Articles of Association of the UK Issuer in force as at 3 July 2023;

(n)	an extract of the resolutions of the board of directors of the UK Issuer authorising the execution and delivery of and performance of obligations under the Debt Security Documents, the execution and delivery of and performance of obligations under, when issued, the Debt Securities, dated 12 June 2023;

(o)	a certificate issued to us by the Company Secretary of Haleon plc dated 3 July 2023, certifying Haleon plc’s Articles of Association and the relevant approvals (the Haleon plc Secretary’s Certificate);

(p)	a certificate issued to us by the Company Secretary of the UK Issuer dated 3 July 2023, certifying the UK Issuer’s Articles of Association and the relevant approvals (together with Haleon plc Secretary’s Certificate, the Secretaries Certificates);

(q)	searches carried out on 3 July 2023 with respect to each of Haleon plc and the UK Issuer (carried out by us or by LegalinX Limited trading as GlobalX on our behalf) of the public documents of Haleon plc and the UK Issuer kept at Companies House in Cardiff (the Company Searches); and

(r)	a winding up enquiry of the Central Registry of Winding up Petitions (carried out by us or by GlobalX on our behalf) on 3 July 2023 with respect to each of Haleon plc and the UK Issuer (the Winding-up Enquiry).